Exhibit 99.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (this “Amendment”), dated as of March 23, 2010, by and between American Campus Communities, Inc. (the “Company”) and Jonathan A. Graf (“Executive”).
     WHEREAS, the Company and Executive have entered into an employment agreement dated as of November 5, 2007 (the “Employment Agreement”); and
     WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.
     NOW, THEREFORE, the Company and Executive agree as follows:
     1. Definitions. For purposes of the Employment Agreement, the following terms shall have the definitions set forth below:
     “Restricted Stock Awards” shall mean awards of common stock of the Company issued to Executive under any benefit or similar plan of the Company.
     “Retirement” means a termination of the Term of Employment other than for Cause, Disability or death, following the date on which the sum of the following equals or exceeds seventy (70) years: (i) the number of full years of Executive’s employment and other business relationships with the Company and any predecessor of the Company and (ii) Executive’s age on the date of termination; provided that (x) Executive’s employment by (or other business relationships with) the Company and any predecessor of the Company have continued for a period of at least one hundred twenty (120) contiguous full months at the time of termination and, on the date of termination, Executive is at least fifty (50) years old; (y) in the case of termination of the Term of Employment, Executive gives at least six (6) months’ prior written notice to the Company of his or her intention to retire; and (z) the Noncompete Agreement remains in full force and effect and Executive enters into a general release of all claims in a form that is reasonably satisfactory to the Company.
     2. Position, Duties and Responsibilities. Section 3(a) of the Employment Agreement is amended and restated to read in its entirety as follows:
     “(a) During the Term of Employment, Executive shall be employed and serve as the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties typically associated with such title and shall report to the Company’s Chief Executive Officer. Executive also agrees to serve as an officer and/or director of any subsidiary of the Company without additional compensation. If at any time during the Term of Employment, Executive is not a Member of the Board of Directors, the parties acknowledge and agree that Executive shall have the right to be present at any meetings of the Board at which the other members of the Company’s executive management team are permitted to attend, and shall receive notification in the same manner and timing as delivered to the Board with respect to such meetings; provided, however, that Executive shall not be entitled to be present during the discussion of any agenda item which personally concerns or otherwise relates to Executive.”
     3. Termination of Employment. Section 8 of the Employment Agreement is amended and restated to read in its entirety as follows:
     “(a) General. The Term of Employment shall terminate upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by reason of Retirement, (iv) a termination by the Company with or without Cause, or (v) a termination by Executive with or without Good Reason. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company, Executive shall be deemed to have resigned from any and all directorships, committee memberships or any other positions Executive holds with the Company or any of its affiliates.
     (b) Termination Due to Death, Disability or Retirement. Executive’s employment shall terminate automatically upon his death or Retirement. The Company may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. In the event Executive’s employment is terminated due to his death, Disability or Retirement, Executive or his estate or his beneficiaries, as the case may be, shall be entitled to the Accrued Obligations and all Restricted Stock Awards shall be 100% vested.
     (c) Termination by the Company for Cause.
          (i) A termination for Cause shall not take effect unless the provisions of this subsection (i) are complied with. The Board shall give Executive not less than ten (10) business days written notice of the Board’s intention to terminate Executive for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. Executive shall have ten (10) business days after the date that such written notice has been received by Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the termination shall be effective on the date immediately following the expiration of the ten (10) business day notice period.
          (ii) In the event the Company terminates Executive’s employment for Cause, he shall be entitled to the Accrued Obligations and all unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights Executive had to such unvested Restricted Stock Awards shall become null and void.
     (d) Termination By The Company Without Cause. The Company may terminate Executive’s employment at any time without Cause, effective upon Executive’s receipt of written notice of such termination. In the event

Executive’s employment is terminated by the Company without Cause (other than due to death or Disability), Executive shall be entitled to:
          (i) The Accrued Obligations and all Restricted Stock Awards shall be 100% vested;
          (ii) An amount equal to two (2) times the sum of (x) the annual Base Salary as of the date of termination, plus (y) an average of the Annual Bonus paid or payable to Executive under the terms of this Agreement in the three (3) fiscal years immediately prior to the fiscal year in which Executive’s termination of employment occurs; provided, however, that if Executive has been employed under the terms of this Agreement for less than three (3) fiscal years as of the date of such termination, the bonus to be included in this amount shall be based on the percentage of Base Salary represented by the average Annual Bonus as a percent of the corresponding average annual compensation received by Executive under the terms of this Agreement;
          (iii) A pro rata Annual Bonus for the year in which such termination occurs, equal to the greater of (x) the Annual Bonus paid or payable in respect of the fiscal year immediately prior the fiscal year in which Executive’s termination of employment occurs, or (y) Executive’s target Annual Bonus for the year in which such termination occurs, multiplied by a fraction, the numerator of which equals the number of days elapsed from the commencement of the fiscal year in which such termination occurs through the date of such termination, and the denominator of which equals 365; such amount shall be payable in full no later than March 15th of the calendar tax year following such termination of Executive’s employment; and
          (iv) Payment for his benefit towards the cost of health continuation coverage of an amount equal to the difference between the amount paid by Executive for health insurance coverage under the Company’s health benefit plan immediately prior to such termination and the cost of continuation coverage under COBRA, through the period ending on the expiration of the Restricted Period; provided, that if prior to the expiration of the Restricted Period Executive is eligible to receive health insurance benefits from a subsequent employer, payments under this subsection (iv) shall cease as of the date Executive becomes eligible.
     (e) Termination By Executive With Good Reason. Executive may terminate his employment with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, within sixty (60) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) above for a termination without Cause.

     (f) Termination By Executive Without Good Reason. Executive may terminate his employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled to the Accrued Obligations and all unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights Executive had to such unvested Restricted Stock Awards shall become null and void. In the event of termination of Executive’s employment under this subsection (f), the Company may, in its sole and absolute discretion, at any time after notice of termination has been given by Executive, terminate Executive’s employment (which in no event shall be treated as a termination without Cause or an event of Good Reason), provided that the Company shall continue to pay to Executive his then current Base Salary and continue benefits provided pursuant to Section 5 for the duration of the unexpired notice period.
     (g) Mitigation; Offset. In the event of any termination of employment under this Section 8, Executive shall be under no obligation to mitigate amounts payable hereunder by seeking other employment or otherwise, and there shall be no offset against any payments or amounts due to Executive under the terms of this Agreement on account of any subsequent employment by Executive or otherwise.”
     4. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.
     5. Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.
     6. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICAN CAMPUS COMMUNITIES, INC.
By:	/s/ William C. Bayless, Jr.
	Name:	William C. Bayless, Jr.
	Title:	President

/s/ Jonathan A. Graf
Jonathan A. Graf

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